Exhibit 99.1

PRESS RELEASE

FOR:	MDC Partners Inc.	CONTACT:	David Doft
	745 Fifth Avenue, 19th Floor		Chief Financial Officer
	New York, NY 10151		646-429-1818
ddoft@mdc-partners.com

MDC PARTNERS INC. REPORTS RESULTS FOR THE
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2011

THIRD QUARTER HIGHLIGHTS:
•	Revenue increased to $238.2 million versus $178.6 million in Q3 2010, an increase of 33.4%
•	Organic revenue increased 17.9% for Q3 2011
•	EBITDA decreased to $16.3 million versus $20.6 million in Q3 2010, a decrease of 21.1%
•	EBITDA margins declined to 6.8% versus 11.5% in Q3 2010
•	Free Cash Flow before working capital was an outflow of ($4.7) million versus $8.7 million in Q3 2010
•	Total Free Cash Flow including working capital was $9.5 million versus $38.0 million in Q3 2010
•	Net new business wins of $28.9 million for Q3 2011

YEAR TO DATE HIGHLIGHTS:
•	Revenue increased to $696.2 million versus $484.4 million in 2010, an increase of 43.7%
•	Organic revenue increased 21.5% for YTD 2011
•	Revenues for 2011 are now expected to be $915 to $930 million
•	EBITDA increased to $63.5 million versus $48.5 million in 2010, an increase of 30.9%
•	EBITDA margins declined to 9.1% versus 10.0% in 2010
•	EBITDA for 2011 is now expected to be $90 to $100 million
•	Free Cash Flow before working capital was $12.6 million versus $13.1 million for YTD 2010
•	Total Free Cash Flow including working capital was an outflow of ($2.2) million versus $41.8 million for YTD 2010
•	Total Free Cash Flow for 2011 is now expected to be $43 to $53 million

NEW YORK, NY (November 1, 2011) – MDC Partners Inc. (“MDC Partners” or the “Company”) today announced financial results for the three and nine months ended September 30, 2011.

“Our exceptional organic revenue growth and strong new business pipeline are the result of the transformational work that we continue to do for our clients every day,” said Miles S. Nadal, Chairman and Chief Executive Officer of MDC Partners. “We did, however, see some slowing of existing client work as well as some modest delays in new projects and campaigns.  This, combined with our aggressive investment strategy, caused us to adjust our EBITDA guidance for the year.  Despite this revision, we remain in an enviable position and are on track to post year-over-year revenue and EBITDA growth for the full-year 2011.  Our partner companies continue to execute very well and we have built and developed platforms and staffed up in areas that represent the future of our industry.  As a result, we are bullish on the long-term prospects of our business and are confident that in 2012 we will deliver market leading organic revenue results and a meaningful improvement in profitability.”

Guidance for 2011 is revised as follows:

	Revised	Implied
	2011	Year over Year
	Guidance	Change
Revenue	$915 - $930 million	+31.1% to +33.3%
EBITDA	$90 - $100 million	+4.4% to +16.0%
Free Cash Flow	$23 - $33 million	-30.1% to +0.3%
+ Change in Working Capital and Other	+$20 million
Total Free Cash Flow	$43 - $53 million	-41.5% to -27.9%

Consolidated revenue for the third quarter of 2011 was $238.2 million, an increase of 33.4% compared to $178.6 million in the third quarter of 2010.  EBITDA (as defined) for the third quarter of 2011 was $16.3 million compared to $20.6 million in the third quarter of 2010, representing a decrease of 21.1%.  Loss attributable to MDC Partners in the third quarter was ($19.6) million compared to a loss of ($10.9) million in the third quarter of 2010.  Diluted earnings per share from continuing operations attributable to MDC Partners common shareholders for the third quarter of 2011 was a loss of ($0.67) compared to a loss of ($0.36) per share in the same period of 2010.  Free Cash Flow (as defined) was an outflow of ($4.7) million in the third quarter of 2011, compared to $8.7 million in the third quarter of 2010.

For the nine months ended September 30, 2011, consolidated revenue was $696.2 million, an increase of 43.7% compared to $484.4 million in the same period of 2010.  EBITDA (as defined) for the first nine months of 2011 was $63.5 million compared to $48.5 million in the first three quarters of 2010, representing an increase of 30.9%.  Loss attributable to MDC Partners in the first nine months of 2011 was consistent with 2010 at ($26.9) million.  Diluted loss per share from continuing operations attributable to MDC Partners common shareholders for the first nine months of 2011 was a loss of ($0.93) compared to a loss of ($0.89) per share in the same period of 2010.  Free Cash Flow (as defined) was $12.6 million in the first three quarters of 2011, compared to $13.1 million in the first three quarters of 2010.

“Our business performed well this quarter as our organic revenue growth proves that clients are more often turning to us for a more effective and efficient use of their marketing expenditures,” said David Doft, Chief Financial Officer. “We continue to aggressively invest in our business, and the acquisitions we have made to date are performing ahead of plan.  While our investment strategy will result in compressed margins in the short-term, we believe it is a necessary step toward creating significant returns to our shareholders over time, and more specifically, achieving our long-term target of growing faster than the industry with margin expansion to 15-17% over the next several years.”

Conference Call

Management will host a conference call on Wednesday, November 2, 2011 at 8:00 a.m. (ET) to discuss results.  The conference call will be accessible by dialing 1-412-317-6760 or toll free 1-866-524-3160.  An investor presentation has been posted on our website www.mdc-partners.com and will be referred to during the conference call.

A recording of the conference call will be available until Wednesday, November 16, by dialing 1-412-317-0088 or toll free 1-877-344-7529 (conference number 10006110) or by visiting our website at www.mdc-partners.com.

About MDC Partners Inc.

MDC is a Business Transformation Organization that utilizes technology, marketing communications, data analytics and insights and strategic consulting solutions to drive meaningful returns on Marketing and Communications Investments for multinational clients in the United States, Canada, Europe, and the Caribbean.

MDC’s durable competitive advantage is to Empower the Most Talented Entrepreneurial Thought Leaders to Drive Business Success to new levels of Achievement, for both our Clients and our Shareholders, reinforcing MDC's reputation as "The Place Where Great Talent Lives."

MDC Partners' Class A shares are publicly traded on NASDAQ under the symbol "MDCA" and on the Toronto Stock Exchange under the symbol "MDZ.A".

Non-GAAP Financial Measures

In addition to its reported results, MDC Partners has included in this earnings release certain financial results that the Securities and Exchange Commission defines as "non-GAAP financial measures."  Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company's results. These non-GAAP financial measures relate to: (1) presenting EBITDA and EBITDA margin (as defined) for the three and nine months ended September 30, 2011 and 2010; and (2) presenting Total Free Cash Flow, Free Cash Flow and Free Cash Flow per Share (as defined) for the three and nine months ended September 30, 2011 and 2010.  Included in this earnings release are tables reconciling MDC’s reported results to arrive at these non-GAAP financial measures.

This press release contains forward-looking statements. The Company’s representatives may also make forward-looking statements orally from time to time. Statements in this press release that are not historical facts, including statements about the Company’s beliefs and expectations, earnings guidance, recent business and economic trends, potential acquisitions, estimates of amounts for deferred acquisition consideration and “put” option rights, constitute forward-looking statements.  These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section.  Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties.  A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

•	risks associated with severe effects of national and regional economic downturn;

•	the Company’s ability to attract new clients and retain existing clients;

•	the spending patterns and financial success of the Company’s clients;

•	the Company’s ability to retain and attract key employees;

•
the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to “put” option right and deferred acquisition consideration;

•	the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities; and

•	foreign currency fluctuations.

The Company’s business strategy includes ongoing efforts to engage in material acquisitions of ownership interests in entities in the marketing communications services industry.  The Company intends to finance these acquisitions by using available cash from operations, from borrowings under its credit facility and through incurrence of bridge or other debt financing, any of which may increase the Company’s leverage ratios, or by issuing equity, which may have a dilutive impact on existing shareholders proportionate ownership.  At any given time the Company may be engaged in a number of discussions that may result in one or more material acquisitions.  These opportunities require confidentiality and may involve negotiations that require quick responses by the Company.  Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any such transaction may lead to increased volatility in the trading price of the Company’s securities.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Annual Report on Form 10-K under the caption “Risk Factors” and in the Company’s other SEC filings.

SCHEDULE 1

MDC PARTNERS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ in 000s, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Revenue	$238,246	$178,597	$696,224	$484,401

Operating Expenses:
Cost of services sold	175,421	122,719	496,973	335,654
Office and general expenses	56,591	45,080	156,099	118,458
Depreciation and amortization	9,882	9,351	30,001	23,196
	241,894	177,150	683,073	477,308

Operating profit (loss)	(3,648)	1,447	13,151	7,093

Other Income (Expenses):
Other income (expense), net	(3,116)	454	(2,361)	(423)
Interest expense	(10,800)	(8,887)	(31,030)	(24,340)
Interest income	24	55	84	155

Loss from continuing operations before income taxes and equity in affiliates	(17,540)	(6,931)	(20,156)	(17,515)

Income tax expense (recovery)	(42)	409	904	1,208

Loss from continuing operations before equity in affiliates	(17,498)	(7,340)	(21,060)	(18,723)
Equity in earnings (loss) of non-consolidated affiliates	(120)	(1,496)	214	(1,639)

Loss from continuing operations	(17,618)	(8,836)	(20,846)	(20,362)
Loss from discontinued operations, net of taxes	-	(636)	-	(2,044)
Net loss	(17,618)	(9,472)	(20,846)	(22,406)
Net income attributable to the noncontrolling interests	(1,956)	(1,446)	(6,088)	(4,503)
Loss attributable to MDC Partners Inc.	$(19,574)	$(10,918)	$(26,934)	$(26,909)

Loss Per Common Share:
Basic:
Loss from continuing operations attributable to MDC Partners Inc. common shareholders	$(0.67)	$(0.36)	$(0.93)	$(0.89)
Discontinued operations attributable to MDC Partners Inc. common shareholders	-	$(0.02)	-	$(0.07)
Loss attributable to MDC Partners Inc. common shareholders	$(0.67)	$(0.38)	$(0.93)	$(0.96)

Loss Per Common Share:
Diluted:
Loss from continuing operations attributable to MDC Partners Inc. common shareholders	$(0.67)	$(0.36)	$(0.93)	$(0.89)
Discontinued operations	-	$(0.02)	-	$(0.07)
Net loss attributable to MDC Partners Inc. common shareholders	$(0.67)	$(0.38)	$(0.93)	$(0.96)

Weighted Average Number of Common Shares:
Basic	29,158,703	28,500,287	29,051,450	27,980,895
Diluted	29,158,703	28,500,287	29,051,450	27,980,895

SCHEDULE 2

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA
(US$ in 000s, except percentages)

For the Three Months Ended September 30, 2011

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$146,130	$92,116	-	$238,246

Operating income (loss) as reported	$(425)	$6,291	$(9,514)	$(3,648)
margin	-0.3%	6.8%		-1.5%

Add:
Depreciation and amortization	5,353	4,304	225	9,882
Stock-based compensation	2,173	1,608	3,990	7,771
Acquisition deal costs	52	251	-	303
Deferred acquisition consideration adjustments to P&L	2,871	(1,027)	-	1,844
Profit distributions from affiliates	-	-	100	100

EBITDA *	$10,024	$11,427	$(5,199)	$16,252
margin	6.9%	12.4%		6.8%

* EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs , deferred acquisition consideration adjustments and profit distributions from affiliates.

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA
(US$ in 000s, except percentages)

For the Three Months Ended September 30, 2010

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$110,582	$68,015	-	$178,597

Operating income (loss) as reported	$7,946	$1,107	$(7,606)	$1,447
margin	7.2%	1.6%		0.8%

Add:
Depreciation and amortization	4,275	4,990	86	9,351
Stock-based compensation	2,376	483	4,089	6,948
Acquisition deal costs	698	177	64	939
Deferred acquisition consideration adjustments to P&L	626	1,164	(126)	1,664
Profit distributions from affiliates	-	-	242	242

EBITDA*	$15,921	$7,921	$(3,251)	$20,591
margin	14.4%	11.6%		11.5%

* EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs , deferred acquisition consideration adjustments and profit distributions from affiliates.

SCHEDULE 3

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA
(US$ in 000s, except percentages)

For the Nine Months Ended September 30, 2011

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$442,580	$253,644	-	$696,224

Operating income (loss) as reported	$30,169	$10,026	$(27,044)	$13,151
margin	6.8%	4.0%		1.9%

Add:
Depreciation and amortization	16,342	13,213	446	30,001
Stock-based compensation	3,896	2,591	11,333	17,820
Acquisition deal costs	451	635	-	1,086
Deferred acquisition consideration adjustments to P&L	3,428	(2,562)	-	866
Profit distributions from affiliates	-	-	548	548

EBITDA *	$54,286	$23,903	$(14,717)	$63,472
margin	12.3%	9.4%		9.1%

* EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs , deferred acquisition consideration adjustments and profit distributions from affiliates.

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA
(US$ in 000s, except percentages)

For the Nine Months Ended September 30, 2010

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$308,722	$175,679	-	$484,401

Operating income (loss) as reported	$25,425	$(210)	$(18,122)	$7,093
margin	8.2%	-0.1%		1.5%

Add:
Depreciation and amortization	11,788	11,137	271	23,196
Stock-based compensation	5,207	1,248	6,849	13,304
Acquisition deal costs	739	841	89	1,669
Deferred acquisition consideration adjustments to P&L	935	2,040	-	2,975
Profit distributions from affiliates	-	-	249	249

EBITDA*	$44,094	$15,056	$(10,664)	$48,486
margin	14.3%	8.6%		10.0%

* EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs , deferred acquisition consideration adjustments and profit distributions from affiliates.

SCHEDULE 4

MDC PARTNERS INC.
FREE CASH FLOW
(US$ in 000s, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
EBITDA	$16,252	$20,591	$63,472	$48,486
Net Income Attributable to Noncontrolling Interests	(1,956)	(1,446)	(6,088)	(4,503)
Capital Expenditures, net (1)	(9,236)	(2,446)	(16,420)	(8,166)
Cash Taxes	(29)	28	(164)	(775)
Cash Interest, net & Other	(9,771)	(8,025)	(28,210)	(21,985)
Free Cash Flow (2)	$(4,740)	$8,702	$12,590	$13,057

Changes in Working Capital	14,257	29,298	(14,811)	28,743
Total Free Cash Flow (2)	$9,517	$38,000	$(2,221)	$41,800

Diluted Common Shares Outstanding	29,158,703	28,500,287	29,051,450	27,980,895

Total Free Cash Flow per Share	$0.33	$1.33	$(0.08)	$1.49

(1) Capital Expenditures, net represents capital expenditures net of landlord reimbursements.
(2) Free Cash Flow and Total Free Cash Flow are non-GAAP measures.  As shown above, Free Cash Flow represents EBITDA less net income attributable to noncontrolling interests, less capital expenditures, less net cash interest (including interest paid and to be paid on the 11% Senior Notes), less cash taxes plus realized cash foreign exchange gains. Total Free Cash Flow represents Free Cash Flow plus changes in working capital plus other changes in cash.

SCHEDULE 5

MDC PARTNERS INC.
CONSOLIDATED BALANCE SHEETS
(US$ in 000s)

	September 30,	December 31,
	2011	2010

Assets
Current Assets:
Cash and cash equivalents	$7,345	$10,949
Accounts receivable, net	216,432	195,306
Expenditures billable to clients	35,499	30,414
Other current assets	16,681	13,455
Total Current Assets	275,957	250,124

Fixed assets, net	47,093	41,053
Investment in affiliates	58	-
Goodwill	577,802	514,488
Other intangible assets, net	58,281	67,133
Deferred tax assets	21,574	21,603
Other assets	24,662	19,947
Total Assets	$1,005,427	$914,348

Liabilities and Shareholders' Equity
Current Liabilities:
Accounts payable	$114,177	$131,074
Accrued and other liabilities	78,776	64,050
Advance billings	121,157	124,993
Current portion of long term debt	1,481	1,667
Current portion of deferred acquisition consideration	38,152	30,887
Total Current Liabilities	353,743	352,671

Revolving credit facility	47,634	-
Long-term debt	345,930	284,549
Long-term portion of deferred acquisition consideration	73,580	77,104
Other liabilities	13,779	10,956
Deferred tax liabilities	19,579	19,642
Total Liabilities	854,245	744,922

Redeemable Noncontrolling Interests	94,681	77,560

Shareholders' Equity:
Common shares	228,558	226,753
Charges in excess of capital	(31,986)	(16,809)
Accumulated deficit	(173,534)	(146,600)
Stock subscription receivable	(55)	(135)
Accumulated other comprehensive loss	(5,759)	(4,148)
MDC Partners Inc. Shareholders' Equity	17,224	59,061
Noncontrolling Interests	39,277	32,805
Total Equity	56,501	91,866

Total Liabilities, Redeemable Noncontrolling Interests and Equity	$1,005,427	$914,348

SCHEDULE 6

MDC PARTNERS INC.
SUMMARY CASH FLOW DATA
(US$ in 000s)

	Nine Months Ended September 30,
	2011	2010

Cash flows (used in) provided by continuing operating activities	$(6,181)	$27,004
Discontinued operations	-	(1,731)
Net cash (used in) provided by operating activities	(6,181)	25,273

Net cash used in continuing investing activities	(69,285)	(86,381)
Discontinued operations	-	(710)
Net cash used in investing activities	(69,285)	(87,091)

Net cash provided by continuing financing activities	72,535	50,865

Effect of exchange rate changes on cash and cash equivalents	(673)	22

Net decrease in cash and cash equivalents	$(3,604)	$(10,931)